UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Item 1.01. Entry into a Material Definitive Agreement.
     On June 15, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Handok Pharmaceuticals Co., Ltd. (“Handok”) pursuant to which the Company granted Handok a license to develop, use, market, sell and import the Company’s Symphony™ tCGM System (“Symphony”) for continuous glucose monitoring for use by medical facilities and/or individual consumers in South Korea. Unless otherwise defined, all capitalized terms below are defined in the License Agreement.
     Handok shall pay the Company a licensing fee of approximately $600,000 upon execution of the License Agreement. In addition, the Company will receive milestone payments upon receipt of the United States Food and Drug Administration’s clearance of Symphony and upon the first commercial sale of Symphony in South Korea. Handok will also pay the Company a royalty on net sales of Symphony. Finally, the Company will receive milestone payments based on Handok’s achievement of certain other targets.
     Pursuant to the terms of the License Agreement, Handok is responsible for all product development fees and costs, and for all regulatory filings, for the final development of Symphony in South Korea. Handok has the ability to sublicense its rights under the License Agreement, subject to certain conditions.
     The term of the License Agreement shall extend until the later of (i) the tenth anniversary of the first Commercial Sale within the scope of the Field in South Korea or (ii) expiration of the last to expire of the Patents in South Korea. Upon the expiration of the License Agreement, Handok shall have a paid-up license and shall continue to have all rights under the License Agreement, but shall have no obligation to pay the Company any further royalties on sales of Symphony. In the event of a material breach or default under the License Agreement, the non-breaching party may terminate the License Agreement upon thirty (30) days’ written notice to the breaching party, provided that the breaching party does not cure such breach or default during the notice period.
     The Company concurrently entered into a Supply Agreement (the “Supply Agreement”) with Handok pursuant to which the Company will supply Symphony to Handok in such amounts and at such prices as agreed upon by the Company and Handok from time to time. The term of the Supply Agreement is concurrent with the term of the License Agreement and it automatically terminates when the License Agreement terminates or expires.
     On June 19, 2009, the Company entered into a Strategic Consulting Services Agreement with Shawn Singh pursuant to which Mr. Singh will provide strategic business consulting services to the Company as requested from time to time (the “Consulting Agreement”). Mr. Singh has served as President (part-time) of the Company since September 2007 and is a member of its Board of Directors. As discussed in Item 5.02 below, Mr. Singh will no longer serve as President of the Company as of June 19, 2009. The initial term of the Consulting Agreement begins on June 19, 2009 and ends on June 30, 2010. The Company will pay Mr. Singh $50,000 per year for his services under the Consulting Agreement.
     The description of the material terms of the License Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the agreements which are respectively filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     As discussed in Item 5.02 below, Mr. Singh has resigned from his position of President of the Company effective as of June 19, 2009. Mr. Singh’s resignation is considered a voluntary termination under the terms of the Employment Agreement by and between the Company and Mr. Singh dated September 14, 2007 (the “Employment Agreement”). The terms of the Employment Agreement require that Mr. Singh protect the Company’s confidential information following termination of his employment with the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2009, the Compensation Committee of the Board of Directors of the Company granted restricted shares of the Company’s common stock to certain named executive officers of the Company (the “Restricted Share Grant”) pursuant to Restricted Stock Agreements under the Company’s 2008 Equity Incentive Plan. Subject to the terms and conditions of the Restricted Stock Agreements, the restricted shares will vest upon the first to occur of (i) FDA approval of the Company’s Symphony™ tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for Liquid Proceeds. For the purposes of the Restricted Share Grant, “Liquid Proceeds” means (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities. The Restricted Share Grant was effected under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The named executive officers of the Company and the number of shares of restricted common stock received by each such individual are as follows:

		No. of Shares of
Individual	Title	Common Stock
Harry Mitchell	Chief Financial Officer and Chief Operating Officer	175,000
Patrick Mooney	Chief Executive Officer and Chairman of the Board	375,000
     The foregoing description of the Restricted Stock Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restricted Stock Agreement, the form of which is included as Exhibit 10.3 to this current report and is incorporated herein by reference.
     On June 17, 2009, Shawn K. Singh, President (part-time) of the Company and a member of its Board of Directors, resigned from his position as President as of June 19, 2009 in order to more actively participate in other business pursuits. Mr. Singh currently serves as Managing Principal and Chief Operating Officer of Cato BioVentures, a life sciences-focused venture capital company, and as President and a Director of VistaGen Therapeutics, a biopharmaceutical company. Mr. Singh will continue to serve on the Company’s Board of Directors. The information set forth in Items 1.01 and 1.02 above is incorporated herein by reference.
     On June 19, 2009, the Board of Directors elected Patrick T. Mooney, Chief Executive Officer and Chairman of the Board of Directors of the Company, as President of the Company effective June 19, 2009. The Company engaged Dr. Mooney as its Chief Executive Officer in September 2007. On January 15, 2008, Dr. Mooney was appointed Chairman of the Board of Directors. Dr. Mooney previously served as President, Chief Executive Officer and Director of Durham Pharmaceuticals Ltd. (a North Carolina corporation doing business as Echo Therapeutics, Inc. prior to its merger with Sontra Medical Corporation) from September 2006 to September 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT) from January 2004 to November 2006. Dr. Mooney graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital.
Item 9.01 Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: June 19, 2009	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement between the Company and Handok dated June 15, 2009

10.2	Strategic Consulting Services Agreement between the Company and Shawn Singh dated June 19, 2009

10.3	Form of Restricted Stock Agreement is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated May 20, 2008